UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

22nd Century Group, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

The 2020 annual meeting of stockholders of 22nd Century Group, Inc. (the “Company”) will be held at the Buffalo Club, 388 Delaware Avenue, Buffalo, NY, 14202 on Friday, May 1, 2020, beginning at 10:30 A.M. local time. At the meeting, the holders of the Company’s outstanding common stock will act on the following matters:

(1)	The election of the two director nominees named in the attached proxy statement as Class III directors to serve for a three-year period until the annual meeting of stockholders in the year 2023 and, in each instance, until their respective successors have been elected and qualified;

(2)	The approval, on an advisory basis, of the 2019 compensation of the Company’s named executive officers;

(3)	The ratification of the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered certified public accounting firm for fiscal year 2020; and

(4)	The transaction of any other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 5, 2020, are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement and our 2019 Annual Report. We believe that this process allows us to provide our stockholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2019 Annual Report and a form of proxy card. All stockholders who have previously requested a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail.

Your vote is important. Whether or not you plan to attend the meeting, we hope that you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by signing, dating and mailing your proxy card or voting instruction card in the envelope provided.

We intend to hold our annual meeting in person. However, we are actively monitoring the coronavirus (COVID-19); we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our annual meeting website at www.xxiicentury.com for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting.

By Order of the Board of Directors,
/s/ Michael J. Zercher
Michael J. Zercher
President and Chief Operating Officer

Dated: March 17, 2020

i

22nd Century Group, Inc.

8560 Main Street, Suite 4

Williamsville, New York 14221

2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 1, 2020

PROXY STATEMENT

The Board of Directors of 22nd Century Group, Inc. (the “Company”) is soliciting proxies from its stockholders to be used at the annual meeting of stockholders to be held at the Buffalo Club, 388 Delaware Avenue, Buffalo, NY, 14202 on Friday, May 1, 2020, beginning at 10:30 A.M. local time, and at any postponements or adjournments thereof. This proxy statement contains information related to the annual meeting.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our stockholders access to our proxy materials over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about March 17, 2020 to most of our stockholders who owned our common stock at the close of business on the record date, March 5, 2020. Stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice.

The Notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.

Choosing to receive future proxy materials electronically will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.

ABOUT THE ANNUAL MEETING

Why did I receive these materials?

Our Board of Directors is soliciting proxies for the 2020 annual meeting of stockholders. You are receiving a proxy statement because you owned shares of our common stock on March 5, 2020, and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board, the compensation of directors and executive officers and other information that the Securities and Exchange Commission requires us to provide annually to our stockholders.

Who is entitled to vote at the meeting?

Holders of common stock as of the close of business on the record date, March 5, 2020, will receive notice of, and be eligible to vote at, the annual meeting and at any adjournment or postponement of the annual meeting. At the close of business on the record date, we had outstanding and entitled to vote a total of 138,612,079 shares of common stock.

How many votes do I have?

Each outstanding share of our common stock you owned as of the record date will be entitled to one vote for each matter considered at the meeting. There is no cumulative voting.

Who can attend the meeting?

Only persons with evidence of stock ownership as of the record date or who are invited guests of the Company, as determined by the Chairman of the Board or the executive officers of the Company, may attend and be admitted to the annual meeting of the stockholders. Stockholders with evidence of stock ownership as of the record date may be accompanied by one guest. Photo identification may be required (a valid driver’s license, state identification or passport). If a stockholder’s shares are registered in the name of a broker, trust, bank or other nominee, the stockholder must bring a proxy or a letter from that broker, trust, bank or other nominee or their most recent brokerage account statement that confirms that the stockholder was a beneficial owner of shares of common stock of the Company as of the record date. Since seating is limited, admission to the meeting will be on a first-come, first-served basis.

Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of one-third (33.33%) of the voting power of common stock issued and outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. Proxies received but marked as abstentions or broker non-votes, if any, will be included in the calculation of the number of votes considered to be present at the meeting for purposes of a quorum.

How may I vote my shares in person at the meeting?

If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. The meeting will be held at the Buffalo Club, 388 Delaware Avenue, Buffalo, NY, 14202. If you need directions to the meeting, please contact the Buffalo Club at 716-886-6400.

How can I vote my shares without attending the meeting?

Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, trustee or nominee. In most cases, you will be able to do this by telephone, by using the Internet or by mail if you received a printed set of the proxy materials.

By Telephone or Internet. If you have telephone or Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

By Mail. If you received printed proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your stockbroker, trustee or nominee, and mailing it in the enclosed envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

Your shares will be voted as you indicate. The Board and management do not intend to present any matters at this time at the annual meeting other than those outlined in the notice of the annual meeting. Should any other matter requiring a vote of stockholders arise, stockholders that vote confer upon the individuals designated as proxies the discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment. Our Board of Directors has designated Andrea S. Jentsch and Michael J. Zercher, and each or any of them or their designees, as proxies to vote the shares of common stock solicited on its behalf.

Can I change my vote?

Yes. You may revoke your proxy and change your vote at any time before the final vote at the meeting. If you are a stockholder of record, you may do this by signing and submitting a new proxy card with a later date; by voting by telephone or by using the Internet, either of which must be completed by 11:59 p.m. Eastern Time on April 29, 2020 (your latest telephone or Internet proxy is counted); or by attending the meeting and voting in person by ballot. Attending the meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a bank or brokerage firm, you must contact that bank or firm directly to revoke any prior voting instructions.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board of Directors and will pay all expenses associated with this solicitation. In addition to mailing these proxy materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies through further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our stock and to obtain proxies.

Will stockholders be asked to vote on any other matters?

To the knowledge of the Company and its management, stockholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

What vote is required to approve each item?

The director nominees receiving the highest vote totals of the eligible shares of our common stock that are present, in person or by proxy, and entitled to vote at the meeting will be elected as our directors. The approval of the advisory resolution on executive compensation and the approval of the ratification of the appointment of Freed Maxick CPAs, P.C. (“Freed”) require the affirmative vote of the majority of the votes present, in person or by proxy, and entitled to vote at the meeting.

How are votes counted?

With regard to the election of our director nominees, votes may be cast in favor or “withheld” and votes that are withheld will be excluded entirely from the vote and will have no effect. You may not cumulate your votes for the election of our director nominees.

For the approval of the advisory resolution on executive compensation and the ratification of the appointment of Freed, you may vote “FOR,” “AGAINST” or “ABSTAIN” such proposals. Abstentions are considered to be present and entitled to vote at the meeting and, therefore, will have the effect of a vote against each of the proposals.

If you hold your shares in “street name,” the Company has supplied copies of its proxy materials for its 2020 annual meeting of stockholders to the broker, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. Your broker, bank or other nominee that has not received voting instructions from you may not vote on any proposal other than the appointment of Freed as our independent registered certified public accounting firm for fiscal 2020. These “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval of any of the proposals and will have no effect on the outcome of any of the proposals. Your broker, bank or other nominee is permitted to vote your shares on the appointment of Freed as our independent registered certified public accounting firm without receiving voting instructions from you.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We are pleased to continue to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to most of our stockholders of record and beneficial owners a notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically by email will remain in effect until the stockholder terminates such election.

Why did I receive a full set of proxy materials in the mail instead of a notice regarding the Internet availability of proxy materials?

We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of a Notice. If you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

How can I get electronic access to the proxy materials?

You can view the proxy materials on the Internet at http://www.proxyvote.com. Please have your 12 digit control number available. Your 12 digit control number can be found on your Notice. If you received a paper copy of your proxy materials, your 12 digit control number can be found on your proxy card or voting instruction card.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of March 5, 2020, by (i) each person who, to our knowledge, owns more than 5% of our common stock, (ii) each of our current directors, director nominees and executive officers, and (iii) all our current directors, director nominees and executive officers as a group. Derivative securities exercisable or convertible into shares of our common stock within sixty (60) days of March 5, 2020 are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding securities, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*). The address of named beneficial owners that are officers and/or directors of the Company is: c/o 22nd Century Group, Inc., 8560 Main Street, Suite 4, Williamsville, New York 14221. The following table is based upon information supplied by officers and directors, and with respect to 5% or greater stockholders who are not officers or directors, information filed with the SEC.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)
Management and Directors:

Michael J. Zercher (2)	790,632	*
Andrea S. Jentsch (3)	25,000	*
James W. Cornell (4)	868,047	*
Richard M. Sanders (5)	377,860	*
Nora B. Sullivan (6)	410,118	*
Clifford B. Fleet	225,000	*
Roger D. O’Brien	-	*

All directors, director nominees and executive officers as a group (7 persons) (2) - (6)	2,696,657	1.9%

5% Owners:
ETF Managers Group LLC (7)	14,028,533	10.1%
BlackRock Inc. (8)	8,262,791	6.0%
Empery Asset Management, LP (9)	6,975,336	4.99%

(1)	Based on 138,612,079 shares of common stock issued and outstanding as of March 5, 2020.

(2)

Consists of (a) 20,715 shares of common stock held directly and (b) 769,917 shares of common stock issuable upon exercise of stock. 25,958 shares of common stock issuable upon exercise of stock options and 36,000 restricted stock units are not included in the number of beneficially owned shares because they do not vest within 60 days of March 5, 2020.

(3)	25,000 restricted stock units are not included in the number of beneficially owned shares because they do not vest within 60 days of March 5, 2020.

(4)	Consists of (a) 317,947 shares of common stock held directly and (b) 550,100 shares of common stock issuable upon exercise of stock options.

(5)	Consists of (a) 87,600 shares of common stock held directly; (b) 290,100 shares of common stock issuable upon exercise of stock options.

(6)	Consists of (a) 58,375 shares of common stock held directly; (b) 351,743 shares of common stock issuable upon exercise of stock options.

(7)	Information is based on Schedule 13G filed on February 27, 2020 on behalf of (i) ETF Managers Group, LLC, an investment management company, and (ii) the ETFMG Alternative Harvest EFT, a series of the ETF Manager Trust, which is managed by ETF Managers Group, LLC. The principal business address of ETF Managers Group, LLC is 30 Maple Street, Suite 2, Summit, New Jersey 07901.

(8)	Information is based on Schedule 13G filed on February 5, 2020 on behalf of BlackRock Inc. The principal business address of BlackRock Inc. is 55 East 52nd Street, New York, New York 10055.

(9)	Information is based on Schedule 13G/A filed on January 28, 2020 on behalf of (i) Empery Asset Management, LP, a Delaware limited partnership (“Empery” or the “Investment Manager”), (ii) Ryan M. Lane, an individual who is a citizen of the United States of America (“Mr. Lane”), and (iii) Martin D. Hoe, an individual who is a citizen of the United States of America (“Mr. Hoe”, together with Empery and Mr. Lane, the “Reporting Persons”). Empery serves as the investment manager with respect to the shares of Common Stock held by, and the underlying warrants held by, the funds (the “Empery Funds”). Each of Mr. Lane and Mr. Hoe is a Managing Member of Empery AM GP, LLC, the general partner of the Investment Manager. Each of the Empery Funds and Mr. Lane and Mr. Hoe disclaim any beneficial ownership of any such shares. Beneficial ownership includes 5,801,118 shares of common stock and 1,174,218 shares of common stock exercisable upon the exercise of warrants. Excludes 9,359,993 shares of common stock issuable upon exercise of warrants because the warrants contain a blocker provision under which the holder thereof does not have the right to exercise the warrants to the extent (but only to that extent) that such exercise would result in beneficial ownership by the holder thereof or any of its affiliates of more than 4.99% of the common stock. The business office of Empery is 1 Rockefeller Plaza, Suite 1205, New York, NY 10020

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers, and stockholders holding more than 10% of our outstanding common stock to file with the U.S. Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in beneficial ownership of our common stock. Executive officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based on a review of the SEC filed ownership reports during 2019, the Company believes that all Section 16(a) filing requirements were met during 2019.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

The Company’s Board of Directors is classified into three classes of directors, with one class of directors being elected at each annual meeting of stockholders of the Company to serve for a term of three years or until the earlier expiration of the term of their class of directors or until their successors are elected and take office as provided below. To maintain the staggered terms of election of directors, stockholders of the Company are voting upon the election of two director nominees as Class III directors to serve for a three-year period until the Annual Meeting of Stockholders in the year 2023.

The Bylaws of the Company provide that the Board will determine the number of directors to serve on the Board. The number of authorized directors of the Company as of the date of this proxy statement is six (6), with five (5) persons currently serving as directors (one Class III director, two Class II directors and two Class II directors) and with one (1) vacancy on the Board. The Board previously appointed Clifford B. Fleet to serve as a Class I director on August 3, 2019 to fill a prior vacancy in the Class I director position. The Board previously appointed Roger D. O’Brien to serve as a Class II director on January 10, 2020 to fill a prior vacancy in the Class II director position. The Bylaws of the Company require the stockholders of the Company to vote to approve the appointment of such directors by the Board at the next annual meeting of the stockholders after their appointment to serve on the Board. The Board did not re-nominate James W. Cornell to serve as a Class III director on the Board. Accordingly, Mr. Cornell’s term will expire at this 2020 annual meeting of stockholders. Our Board has nominated Clifford B. Fleet and Roger D. O’Brien to be elected as Class III directors. Information about each director nominee is set forth below. Assuming the election of each of the director nominees, the Board will consist of four members (one Class I director, one Class II director and two Class III directors) with two vacancies (one in Class I and II).

The nominees for director have each indicated to the Company that they will be available to serve as a director. If a nominee named herein for election as a director should for any reason become unavailable to serve prior to the 2020 annual meeting of stockholders, then the Board may, prior to the annual meeting, (i) reduce the size of the Board to eliminate the position for which that person was nominated, (ii) nominate a new candidate in place of such person or (iii) leave the position vacant to be filled at a later time.

The individuals named as proxy voters in the accompanying proxy, or their substitutes, will vote “FOR” each the director nominees with respect to all proxies we receive unless instructions to the contrary are provided. If any nominee for director becomes unavailable for any reason, the votes will be cast for a substitute nominee designated by our Board. We have no reason to believe that any nominee for director will be unable to serve if elected. We strongly encourage our directors to attend our 2020 annual meeting. All our directors attended our 2019 Annual Meeting.

The following sets forth certain information, as of March 5, 2020, about the Board’s nominees for election at the annual meeting and each director whose term will continue after our annual meeting.

Nominees for Election at the Annual Meeting

Class III Directors — Terms Expiring 2023

Clifford B. Fleet. Mr. Fleet, age 49, has served as a director since his appointment on August 3, 2019 by the Board to fill a vacancy in the Class I director position resulting from the resignation of Henry Sicignano, III as of July 26, 2019. Mr. Fleet also served as the President and Chief Executive Officer of the Company from August 3, 2019 until December 13, 2019, at which time he resigned, effective on December 31, 2019. Mr. Fleet also served as a strategic advisor consultant to the Company from December 2018 to August 3, 2019. Mr. Fleet currently serves as the President and CEO of the Colonial Williamsburg Foundation, the world’s largest living history museum and a national leader in American education.  Prior to the Colonial Williamsburg Foundation, Mr. Fleet served as the President and CEO of 22nd Century Group.  From 1995 to 2017 Mr. Fleet worked at Altria Group, serving in a variety of senior-level management positions in Finance, Operations, Marketing, and Business Strategy and Development. From 2013 to 2017, Mr. Fleet served as the President and CEO of Philip Morris USA, Altria’s largest subsidiary, when he ran Philip Morris USA, the nation’s largest tobacco company, and John Middleton, a leading machine-made cigar manufacturer.  During his tenure he led both organizations to business success in highly regulated environments.  In addition, Mr. Fleet is an adjunct professor at the College of William & Mary teaching in the business school.  Mr. Fleet holds a Bachelor of Arts, Master of Arts, Master of Business Administration and Juris Doctor from the College of William & Mary. Mr. Fleet’s extensive experience in the tobacco industry led to our conclusion that he should serve as a director.

Roger D. O’Brien. Mr. O’Brien, age 71, has served as a director since his appointment on January 10, 2020 by the Board to fill a vacancy in the Class II director position resulting from the death of Dr. Joseph A. Dunn on November 30, 2019. Mr. O’Brien has served since 2000 as the President of O’Brien Associates, LLC, a general management consulting firm providing advisory and implementation services to companies in a variety of competitive industries, with special focus on general management, technology commercialization, marketing and strategy development. From 1998 to 1999, Mr. O’Brien served as the Chief Operating Officer of Ultralife Batteries, Inc. (Nasdaq: ULBI) and from 1991 to 1996, he was the Chief Executive Officer and a major shareholder of Holotek Ltd., a high-technology company with a proprietary position in the design, development, manufacture and sales of laser imaging systems worldwide. Previously, Mr. O’Brien served as a senior executive for Exxon Venture Capital, Tenneco Automotive and as an early officer of Sun Microsystems (Nasdaq: SUN) prior to the company’s acquisition by Oracle Corporation. Mr. O’Brien is currently a member of the Board of Directors of Innovative Technology Solutions and Bristol-ID Technologies, Inc. In addition, Mr. O’Brien is an adjunct professor at the Rochester Institute of Technology, where he is a graduate instructor in Rochester, New York and in Croatia.  Mr. O’Brien holds a Bachelor of Science degree in Nuclear Engineering from New York University and an MBA degree from The Wharton School of the University of Pennsylvania. Mr. O’Brien’s experience with strategic advisory consulting and his prior public company experience led to our conclusion that he should serve as a director.

Our Board of Directors recommends a vote FOR the above director nominees.

Directors Continuing in Office

Class I Director — Term Expiring 2021

Richard M. Sanders. Mr. Sanders, age 66, has served as a director since December 9, 2013. Since August 2009, Mr. Sanders has served as a General Partner of Phase One Ventures, LLC, a venture capital firm which focuses on nanotechnology and biotechnology start-up opportunities in New Mexico and surrounding states. From January 2002 until June 2009, Mr. Sanders served as President and CEO of Santa Fe Natural Tobacco Company (“SFNTC”), a division of Reynolds American, Inc., which manufactures and markets the Natural American Spirit cigarette brand. During his 7-year tenure as head of SFNTC, Mr. Sanders tripled Natural American Spirit’s market share and SFNTC’s operating earnings and directed the successful expansion of Natural American Spirit into international markets in Western Europe and Asia. Prior to directing SFNTC’s robust growth, Mr. Sanders worked for R.J. Reynolds Tobacco Company where he began his career as a marketing assistant in 1977. From 1987 to 2002, he served in a wide spectrum of executive positions including, among others, Senior Vice President of Marketing and Vice President of Sales. A native of Minneapolis, Mr. Sanders earned a Bachelor’s Degree in political science from Hamline University in St. Paul and an M.B.A. Degree in Marketing from Washington University in St. Louis, Missouri. Mr. Sanders’ extensive experience in management, including in the tobacco industry, led to our conclusion that he should serve as a director of our Company.

Class II Director — Term Expiring 2022

Nora B. Sullivan. Ms. Sullivan, age 62, has served as a director since May 18, 2015. Ms. Sullivan is also currently President of Sullivan Capital Partners, LLC, a financial services company providing investment banking and consulting services to businesses seeking growth through acquisitions, strategic partnerships and joint venture relationships. Her experience includes the development and advancement of strategic initiatives and the implementation of best practice governance policies. Prior to founding Sullivan Capital Partners in 2004, Ms. Sullivan worked for Citigroup Private Bank from 2000 to 2004, providing capital markets and wealth management services to high net worth individuals and institutional clients. From 1995 to 1999, Ms. Sullivan was Executive Vice President of Rand Capital Corporation (NASDAQ: RAND), a publicly traded closed-end investment management company providing capital and managerial expertise to small and mid-size businesses. Ms. Sullivan is also a member of the Boards of Directors of Evans Bancorp, Inc. (NYSE American: EVBN), Robinson Home Products, and Rosina Food Products. She is also a member of the Investment Committee of the Patrick P Lee Foundation, Chairman of the Technology Transfer Committee of the Roswell Park Comprehensive Cancer Center, and a member of the Board of Directors of the Cortland College Foundation. Ms. Sullivan holds an M.B.A. Degree in Finance and International Business from Columbia University Graduate School of Business and a Juris Doctor degree from the University of Buffalo School of Law. Ms. Sullivan’s experience in governance matters and with mergers and acquisitions led to our conclusion that she should serve as a director.

CORPORATE GOVERNANCE

Board Composition

Directors hold office for a term ending on the date of the third annual stockholders’ meeting following the annual meeting at which such director’s class was most recently elected until the earlier of their death, resignation, removal or until their successors have been duly elected and qualified. There are no family relationships among our directors. Our bylaws provide that the number of members of our Board of Directors may be changed from time to time by resolutions adopted by the Board of Directors and/or the stockholders. Our Board of Directors currently consists of five (5) members with one (1) vacancy.

Board Leadership Structure

Our Board of Directors does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate. Our Board reserves the right to assign the responsibilities of the Chief Executive Officer and Chairman position as determined by our Board to be in the best interest of our Company. In the circumstance where the responsibilities of the Chief Executive Officer and Chairman are vested in the same individual or in other circumstances when deemed appropriate, the Board will designate a lead independent director from among the independent directors to preside at the meetings of the non-employee director executive sessions.

The positions of Chief Executive Officer and Chairman have been separate positions since October 25, 2014. Our Board retains the authority to modify this structure to best address our Company’s unique circumstances as and when appropriate.

Board Role in Risk Oversight

Our full Board is responsible for the oversight of our operational risk management process. Our Board has assigned responsibility for addressing certain risks, and the steps management has taken to monitor, control and report such risk, to our Audit Committee, including risks relating to execution of our growth strategy, with appropriate reporting to the full Board. Our Board relies on our Compensation Committee to address significant risk exposures facing our Company with respect to compensation. Our Compensation Committee periodically conducts a review of our compensation policies and practices to assess whether any risks arising from such policies and practices are reasonably likely to materially adversely affect our Company.

Number of Meetings of the Board of Directors

The Board held five (5) meetings during 2019. Directors are expected to attend Board meetings and to spend time needed to meet as frequently as necessary to properly discharge their responsibilities. Each director attended at least 75% of the aggregate number of meetings of the Board during 2019.

Director Independence

The Board has determined that each of Nora B. Sullivan, Richard M. Sanders and Roger D. O’Brien qualify as “independent” directors under the applicable definition of the listing standards of the New York Stock Exchange American market (“NYSE American”).

Stockholder Communications

Stockholders may send communications to the Company's directors as a group or individually, by writing to those individuals or the group: c/o the President of 22nd Century Group, Inc., 8560 Main Street, Suite 4, Williamsville, New York 14221. The President will review all correspondence received and will forward all correspondence that is relevant to the duties and responsibilities of the Board or the business of the Company to the intended director(s). Examples of inappropriate communication include business solicitations, advertising and communication that are frivolous in nature, relates to routine business matters or raises grievances that are personal to the person submitting the communication. Upon request, any director may review communication that is not forwarded to the directors pursuant to this policy.

Committees of the Board of Directors

Our Board of Directors currently has three standing committees: (i) a Corporate Governance and Nominating Committee, (ii) an Audit Committee and (iii) a Compensation Committee. Each of these Board committees are described below. Members of these committees are elected annually at the regular Board meeting held in conjunction with the annual stockholders' meeting. The charters of the Corporate Governance and Nominating Committee, Audit Committee and Compensation Committee are each available on the investor relations section of our website at www.xxiicentury.com.

Governance and Nominating Committee

The Corporate Governance and Nominating Committee consists of Ms. Sullivan and Messrs. Sanders and O’Brien, with Mr. O’Brien serving as chair. The Corporate Governance and Nominating Committee is responsible for: (a) developing and recommending corporate governance principles and procedures applicable to our Board and employees; (b) recommending committee composition and assignments; (c) overseeing annual self-evaluations by the Board, its committees, individual directors and management with respect to their respective performance; (d) maintaining a process for the consideration of director candidates; (e) identifying and recommending individuals qualified to become directors; (f) assisting in succession planning; (g) recommending whether incumbent directors should be nominated for re-election to our Board; (h) reviewing the adequacy of the Corporate Governance and Nominating Committee charter on an annual basis; and (i) maintaining a continuing education program for directors. The Corporate Governance and Nominating Committee met eight (8) times during 2019.

Nominations of persons for election to the Board at the annual meeting may also be made by any stockholder entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in our bylaws. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder’s notice shall be delivered to the Secretary at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

Audit Committee

The Audit Committee consists of Ms. Sullivan and Messrs. Sanders and O’Brien, with Ms. Sullivan serving as chair. Our Board has determined that Ms. Sullivan is the Audit Committee financial expert as defined under the rules of the SEC and that all Audit Committee members are independent under the applicable listing standards of the NYSE American and applicable rules of the SEC related to audit committee members. The Audit Committee, established in accordance with section 3(a)(58)(A) of the Exchange Act, oversees our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee met four (4) times during 2019.

The Audit Committee has sole authority for the appointment, compensation and oversight of the work of our independent registered public accounting firm, and responsibility for reviewing and discussing with management and our independent registered public accounting firm our audited consolidated financial statements included in our Annual Report on Form 10-K, our interim financial statements and our earnings press releases. The Audit Committee also reviews the independence and quality control procedures of our independent registered public accounting firm, reviews management’s assessment of the effectiveness of internal controls, discusses with management the Company’s policies with respect to risk assessment and risk management and reviews the adequacy of the Audit Committee charter on an annual basis.

Compensation Committee

The Compensation Committee consists of Ms. Sullivan and Messrs. Sanders and O’Brien, with Mr. Sanders serving as chair. The Compensation Committee establishes, administers and reviews our policies, programs and procedures for compensating our executive officers and directors. The Compensation Committee met seven (7) times during 2019.

The Compensation Committee is responsible for: (a) assisting our Board in fulfilling its fiduciary duties with respect to the oversight of the Company’s compensation plans, policies and programs, including assessing our overall compensation structure, reviewing all executive compensation programs, incentive compensation plans and equity-based plans, and determining executive compensation; and (b) reviewing the adequacy of the Compensation Committee charter on an annual basis.

Director Compensation

In February 2019, each of our independent non-employee directors received an equity award of restricted stock units under our Plan valued at $101,220 (equaling 42,000 units) that vested one year from the date of grant in February 2020. In addition, each independent non-employee director received the following cash amounts:

Compensation Type	Amount
Annual Cash Retainer	$60,000
Board Committee Chair Annual Retainer	$10,000
Board Committee Non-Chair Annual Retainer	$5,000
Chairman of the Board Annual Retainer	$50,000

For 2019, Mr. Cornell received a special one-time equity award consisting of stock options valued at $148,950 (equaling 150,000 options) under our Plan with an exercise price of $2.21 per share, a vesting period of five and one-half months and a term of five and one-half years, and an award of restricted stock units under our Plan valued at $238,680 (equaling 108,000 units) that vested in February 2020. This special one-time award was in recognition of Mr. Cornell’s extraordinary efforts in connection with the Company’s transition to the new management team. Mr. Fleet did not receive any compensation for service as a director in 2019 and all compensation was for service as an executive officer.

The following amounts were earned by our directors during the year ended December 31, 2019:

Name	Year	Fees earned or paid in cash	Option Awards (1)	Restricted Stock Unit Awards (2)	All Other Compensation	Total
James W. Cornell	2019	$168,750	$148,950	$339,900	$-	$657,600

Joseph A. Dunn, Ph.D.	2019	$93,750	$-	$101,220	$-	$194,970

Richard M. Sanders	2019	$100,000	$-	$101,220	$-	$201,220

Nora B. Sullivan	2019	$100,000	$-	$101,220	$-	$201,220

(1)	Represents the grant date fair value calculated pursuant to FASB ASC 718. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The following assumptions were used for options granted in 2019:

Risk-free interest rate	1.62%
Expected dividend yield	0%
Expected stock price volatility	70%
Expected life of options	2.73 years

(2)	Represents the fair value of each restricted stock unit based on closing price of the Company’s common stock on the date of the award.

EXECUTIVE OFFICERS

Currently, our Board of Directors has hired an outside consultant to assist it with a search for a new Chief Executive Officer. Certain information regarding our current executive officers as of March 11, 2020 is provided below:

Name	Age	Position
Michael J. Zercher	49	President and Chief Operating Officer
Andrea S. Jentsch	49	Chief Financial Officer

Michael J. Zercher, President and Chief Operating Officer. Mr. Zercher has served as our President since December 13, 2019 and he has served as our Chief Operating Officer since June 10, 2019. He previously served as the Company’s Vice President of Business Development since September 2016. Mr. Zercher was previously the head of Santa Fe Natural Tobacco Company’s international business operations based in Santa Fe, New Mexico and Zurich, Switzerland from January 2003 to August 2009. Subsequently, Mr. Zercher was a self-employed consultant to entrepreneurs and high-growth businesses in the United States and Europe from September 2009 to September 2016 and the founder and owner of Santa Fe Hard Cider, LLC based in Santa Fe, New Mexico from December 2012 to September 2016. Mr. Zercher has more than twenty-five years of experience in the tobacco industry and other consumer packaged goods industries in general management, marketing, sales, operations and business development in the United States, Europe and Asia.

Andrea S. Jentsch, Chief Financial Officer. Ms. Jentsch has served as our Chief Financial Officer since December 3, 2019. Ms. Jentsch previously served as the Company’s Director of Accounting and Financial Reporting since May 2019. Prior to joining the Company, Ms. Jentsch was the Operations Manager at Forbes Capretto Homes during April and May of 2019 and the Director of Finance and Administration at First Healthcare Products, Inc. from January 2017 through March 2019. Prior to her time at First Healthcare, Ms. Jentsch served in multiple roles over a twenty-year period with HSBC Technology & Services USA, HSBC Bank USA, N.A. and other HSBC companies until May 2013. Ms. Jentsch earned a Bachelor of Science in Finance from the Rochester Institute of Technology in 1993.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis describes the material elements of compensation awarded to, earned by, or paid to each of our named executive officers, whom we refer to as our “NEOs,” during 2019 and describes our policies and decisions made with respect to the information contained in the following tables, related footnotes and narrative for 2019. The NEOs are identified below in the table titled “Summary Compensation Table.” In this compensation discussion and analysis, we also describe various actions regarding NEO compensation taken before or after 2019 when we believe it enhances the understanding of our executive compensation program.

Overview of Our Executive Compensation Philosophy and Design

We believe that a skilled, experienced and dedicated management team is essential to the future performance of our Company and to building stockholder value. We have sought to establish competitive compensation programs that enable us to attract and retain executive officers with these qualities. The other objectives of our compensation programs for our executive officers are the following:

•	to motivate our executive officers to achieve and create stockholder value;

•	to attract and retain executive officers who we believe have the experience, temperament, talents, and convictions to contribute significantly to our future success; and

•	to align the economic interests of our executive officers with the interests of our stockholders.

In light of these objectives, we have sought to reward our NEOs for creating value for our stockholders and for loyalty and dedication to our Company.

Setting Executive Compensation

Our Compensation Committee has primary responsibility for, among other things, determining our compensation philosophy, evaluating the performance of our executive officers, setting the compensation and other benefits of our executive officers, overseeing the Company’s response to the outcome of the advisory votes of stockholders on executive compensation, assessing the relative enterprise risk of our compensation program and administering our incentive compensation plans.

Our Board of Directors, our Compensation Committee and our President each play a role in setting the compensation of our NEOs. Our Board of Directors appoints the members of our Compensation Committee and delegates to the Compensation Committee the direct responsibility for overseeing the design and administration of our executive compensation program. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and are committed to ongoing engagement with our stockholders on executive compensation practices. The Compensation Committee specifically considers the results from the annual stockholder advisory vote on executive compensation. At the 2019 Annual Meeting of Stockholders, more than 79% of the votes cast on the stockholder advisory vote on executive compensation were in favor of our executive compensation.

Our Compensation Committee engaged the compensation consulting firm of Towers Watson in 2015 to provide broad executive compensation benchmarks based upon surveys of public and private companies which were similarly sized to us. Based upon these survey results, the Committee adopted a comprehensive executive compensation structure that it felt would best align the interests of our management with those of our stockholders. The Compensation Committee did not engage a compensation consultant in 2016 or 2017.  The Committee re-engaged Willis Towers Watson (formerly Towers Watson) in 2018 to conduct another market survey on executive compensation and incentive practices and trends for similarly sized public companies. To assure independence, the Compensation Committee pre-approves all other work unrelated to executive compensation proposed to be provided by Willis Towers Watson. The Compensation Committee also considered all factors relevant to the consultant’s independence from management when it was engaged, including but not limited to the following factors:

•	The provision of other services that the consultant provides to us;

•	The amount of fees received from us as a percentage of the consultant’s total revenue;

•	The consultant’s policies and procedures designed to prevent conflicts of interest;

•	Business or personal relationships of the consultant with our Compensation Committee members;

•	The amount of our stock owned by the consultant; and

•	Business or personal relationships of the consultant with our executive officers

Elements of Executive Compensation

The key elements of our compensation structure are:

•	Provide a base salary for each NEO based on the job description and scope of responsibilities of that position. Each position is assigned a target annual salary and range, with minimum and maximum salaries established for each position.

•	Provide annual discretionary cash incentive opportunities (bonuses) for each NEO. Annual incentive awards are based on a percentage of each position’s base salary and are tied to the achievement of several weighted, measurable objectives defined for that position in the relevant calendar year, as well as other discretionary considerations including the Company’s performance.

•	Provide long-term incentive pay opportunities which provide for continuity of key management personnel through grants of stock incentives that align our executives’ interests with those of our stockholders. These incentives are designed to vest over multiple years and are determined in dollar amounts as a multiple of each executive’s base salary.

•	Retirement and other benefits.

Base Salary

We pay our NEOs a base salary to compensate them for services rendered and to provide them with a steady source of income for living expenses throughout the year. We determine the base salary of each NEO based on the job description and scope of responsibilities of that position. Each position is assigned a target annual salary and range, with minimum and maximum salaries established for each position.

The fiscal 2020 base salaries for our NEOs, as well as the percentage increase from the fiscal 2019 base salaries, are as follows:

		Percentage Increase Over Fiscal
Name	Fiscal 2020 Base Salary	2019 Base Salary
Michael J. Zercher (1)	$366,100	4.6%
Andrea S. Jentsch (2)	$250,000	N/A

(1)	Mr. Zercher’s salary was increased during 2020 to $366,100 after he was appointed as the President of the Company on December 13, 2019 following his earlier appointment as Chief Operating Officer of the Company on June 10, 2019. The percentage increase over his fiscal base salary is based on his 2019 salary of $350,000.

(2)	Ms. Jentsch was appointed as the Chief Financial Officer of the Company on December 3, 2019 and was awarded an initial base salary for 2020 of $250,000.

Incentive Compensation

For 2019, our incentive compensation program consisted of (i) a discretionary annual cash bonus opportunity and (ii) long-term equity incentive compensation consisting of equity awards in the form of restricted stock units. We award annual discretionary incentive awards (bonuses) for each NEO that are based on a percentage of each position’s base salary and are tied to the achievement of several weighted, measurable objectives defined for that position in the upcoming calendar year, as well as other discretionary considerations including Company performance. We also provide for a long-term incentive pay program which provides for continuity of key management personnel through grants of stock incentives. These incentives are designed to vest over multiple years and are determined in dollar amounts as a multiple of each executive’s base salary.

The annual discretionary cash bonus opportunity and the long-term equity incentive compensation for 2019 are discussed in detail below.

Annual Discretionary Cash Bonus Opportunity

The Compensation Committee has the authority to award discretionary annual cash bonuses to our NEOs. The cash bonuses are intended to compensate NEOs for individual performance achievements and for achieving important goals and objectives, including those set out in performance reviews from the prior year. In addition to individual performance, determination of a NEO’s achievements generally takes into account such factors as our overall financial performance and improving our operations. Bonus levels vary depending on the individual executive and are not formulaic, but instead are based upon an objective and subjective evaluation of performance and other circumstances. For 2019, target bonus levels were not established by the Compensation Committee for Mr. Zercher and for Ms. Jentsch because they were not in their current positions at the beginning of 2019.

The Compensation Committee recommended, and the Board of Directors unanimously approved, the award of discretionary cash bonuses in 2020 in recognition of their new positions and of their work performance in 2019 as follows: $420,000 for Mr. Zercher and $50,000 for Ms. Jentsch.

Long-Term Equity Incentive Compensation

Our Compensation Committee believes that equity awards enhance the alignment of the economic interests of our NEOs and the economic interest of our stockholders and provides our NEOs with incentives to remain in our employment. In 2019, we granted awards of restricted stock units to our NEOs to motivate and retain our NEOs while aligning their economic interest with our stockholders through potential long-term equity ownership.

For 2019, we awarded our NEOs with the following restricted stock units valued at $271,395 for Mr. Zercher and $115,000 for Ms. Jentsch. The restricted stock units vest over various time periods from the date of the grant, subject to continued employment with us.

The restricted stock unit (“RSU”) awards resulted in a total grant of the following number of shares to our NEOs under such RSUs as of the date of grant in February 2019, May 2019, and December 2019 (as described in more detail in the Grant of Plan-Based Awards section in this proxy statement).

Name	Restricted Stock Units (#)
Michael J. Zercher	204,000
Andrea S. Jentsch	50,000

Retirement and Other Benefits

We are strongly committed to encouraging all employees to save for retirement. To provide employees with the opportunity to save for retirement on a tax-deferred basis, we sponsor a 401(k)-plan pursuant to which we make a safe harbor non-elective contribution of 3% of the employee’s annual compensation. We also provide health and dental insurance, group-term life insurance, and long-term disability insurance to the employees. We do not maintain any pension or non-qualified deferred compensation plans.

Severance Arrangement

Effective July 26, 2019, Henry Sicignano III resigned as the President and Chief Executive Officer, and as a member of the Board of Directors, of the Company for personal reasons. In connection with Mr. Sicignano's resignation, the Company and Mr. Sicignano:

•	Entered into a consulting agreement for Mr. Sicignano to consult with the Company on a variety of corporate matters for $200,000 per year over a term of 42 months;

•	Agreed that the Company would continue to provide Mr. Sicignano with group health insurance for a period of 42 months;

•	Agreed that all of Mr. Sicignano’s unvested stock options (constituting 297,369 stock options) shall vest immediately and the exercise date of all of Mr. Sicignano’s options shall be the date that is the lesser of (a) 48 months from July 26, 2019 or (b) the latest exercise date allowable under the option award agreement; and

•	Entered into a mutual general release and a non-competition agreement.

Former Officers’ Compensation

On August 3, 2019 Clifford B. Fleet was appointed President and Chief Executive Officer of the Company. Mr. Fleet’s base salary was $395,000 and he was awarded a signing bonus of $150,000. Mr. Fleet was also awarded 350,000 restricted stock units, of which, 100,000 RSUs vested immediately with the remaining 250,000 RSUs vesting in equal annual increments over a two-year period. The fair value of the RSUs that vested immediately was $202,000. In addition, Mr. Fleet was awarded 450,000 stock options with an exercise price of $2.02 per share and that vested in equal annual increments over a three-year period. On December 13, 2019 Mr. Fleet resigned his position effective December 31, 2019 in order to accept a leadership position at The Colonial Williamsburg Foundation. Mr. Fleet remains a member of the Company’s Board of Directors.

In December 2019 John T. Brodfuehrer transitioned from his role as the Chief Financial Officer and Treasurer and became the Company’s Vice President of Strategy. Please refer to the Summary Compensation Table for information regarding Mr. Brodfuehrer’s compensation during the years ended December 31, 2019, 2018, and 2017.

On December 30, 2019 Thomas L. James provided notice of his resignation as the Vice President, General Counsel and Secretary of the Company effective January 29, 2020. Please refer to the Summary Compensation Table for information regarding Mr. James’s compensation during the years ended December 31, 2019, 2018, and 2017.

Summary Compensation Table

The following table summarizes the compensation paid by the Company in each of the last three completed fiscal years for our NEOs:

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)		Stock Awards (3)	All Other Compensation (4)	Total
Michael J. Zercher	2019	$290,569	$420,000	$-		$271,395	$25,327	$1,007,291
President and Chief Operating Officer
Andrea S. Jentsch	2019	$88,654	$50,000	$-		$115,000	$7,532	$261,185
Chief Financial Officer and Treasurer
Clifford B. Fleet	2019	$303,442	$-	$-		$202,000	$8,676	$514,118
Former President and Chief Executive
Officer

Henry Sicignano, III	2019	$267,746	$-	$255,950	(2)	$-	$34,490	$558,186
Former President and Chief Executive	2018	$379,148	$-	$533,108		$-	$37,190	$949,446
Officer	2017	$242,690	$94,800	$345,987		$-	$27,988	$711,465

John T. Brodfuehrer	2019	$188,437	$100,000	$-		$171,110	$24,576	$484,122
Former Chief Financial Officer and	2018	$200,769	$100,000	$223,397		$-	$24,189	$548,355
Treasurer	2017	$199,423	$71,100	$128,836		$-	$13,278	$412,637

Thomas L. James	2019	$222,196	$-	$-		$187,980	$17,672	$427,848
Former VP, General Counsel and	2018	$218,154	$60,000	$223,397		$-	$22,305	$523,856
Secretary	2017	$203,224	$67,500	$128,836		$-	$19,589	$419,149

(1)	Represents the grant date fair value calculated pursuant to FASB ASC 718. The following assumptions were used for options granted in 2019:

Risk-free interest rate	1.62%
Expected dividend yield	0%
Expected stock price volatility	70%
Expected life of options	2.73 years

(2)	In connection with the acceleration of vesting of Mr. Sicignano’s options, the Company incurred a charge of $255,950.

(3)	Represents the grant fair value computed in accordance with FASB ASC 718. The assumptions use for the restricted stock units is set forth in the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(4)	All Other Compensation consists of the following:

Name	Year	Fringe Benefits *	Employer Contributions to Company 401(k) Plan	All Other Compensation Total
Michael J. Zercher	2019	$19,673	$5,654	$25,327

Andrea S. Jentsch	2019	$6,955	$577	$7,532

Clifford B. Fleet	2019	$8,676	$-	$8,676

Henry Sicignano, III	2019	$26,085	$8,406	$34,490

John T. Brodfuehrer	2019	$16,176	$8,400	$24,576

Thomas L. James	2019	$8,807	$8,865	$17,672

*	Includes Company paid premiums for health insurance, dental insurance, group-term life insurance, and long-term disability insurance.

Grant of Plan-Based Awards

As described above in the Compensation Discussion and Analysis, we granted restricted stock units to our NEOs in 2019. The following table sets forth information regarding all such awards

Name	Grant Date	Date of Board Action	Restricted Stock Unit Awards: Number of Shares of Stock (#)		Grant Date Fair Value Restricted Stock Units, Stock Awards and Option Awards ($) (5)
Michael J. Zercher	2/28/2019	2/28/2019	54,000	(1)	$130,140
	12/13/2019	12/13/2019	150,000	(2)	$141,255

Andrea S. Jentsch	5/3/2019	5/3/2019	50,000	(3)	$115,000

Clifford B. Fleet	9/9/2019	9/9/2019	100,000	(4)	$202,000

Henry Sicignano, III			-		-

John T. Brodfuehrer	2/28/2019	2/28/2019	71,000	(1)	$171,110

Thomas L. James	2/28/2019	2/28/2019	78,000	(1)	$187,980

(1)	Represents RSUs which vest in equal annual increments over three years on February 28, 2020, 2021 and 2022.

(2)	Represents RSUs which vest in equal annual increments over two years on December 13, 2020 and 2021.

(3)	Represents RSUs of which one-half vested in February 2020 with the remaining one-half vesting in August 2020.

(4)

Mr. Fleet was awarded 100,000 restricted stock units on September 9, 2019 that vested immediately. Upon his resignation, the 250,000 RSUs and the 450,000 stock options that were not vested were forfeited. The option and RSU awards had a fair value of $567,150 and $505,000, respectively, on the grant dates.

(5)	Represents the grant fair value computed in accordance with FASB ASC 718. The assumptions used for the restricted stock units is set forth in the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

Outstanding Equity Awards at 2019 Fiscal Year

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Restricted Stock Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Restricted Stock Units or Other Rights That Have Not Vested ($) (4)
Michael J. Zercher	650,000	-	$1.07	8/24/2026	-		-
	45,333	22,667	$1.39	5/24/2027	-		-
	51,917	25,958	$2.76	3/6/2028	-		-
	-	-	-	-	150,000	(1)	$165,000
	-	-	-	-	54,000	(2)	$59,400

Andrea S. Jentsch	-	-	-	-	50,000	(3)	$55,000

Henry Sicignano, III	100,000	-	$0.69	5/18/2022	-		-
	350,000	-	$0.96	2/16/2025	-		-
	425,532	-	$0.95	3/4/2026	-		-
	333,000	-	$1.39	5/24/2027	-		-
	279,533	-	$2.76	3/6/2028	-		-

John T. Brodfuehrer	194,529	-	$0.96	2/16/2025	-		-
	202,128	-	$0.95	3/4/2026	-		-
	82,667	41,333	$1.39	5/24/2027	-		-
	39,048	78,098	$2.76	3/6/2028	-		-
					71,000	(2)	$78,100
Thomas L. James	300,000	-	$2.61	5/27/2024	-		-
	197,568	-	$0.96	2/16/2025	-		-
	136,170	-	$0.95	3/4/2026	-		-
	82,667	41,333	$1.39	5/24/2027	-		-
	39,048	78,098	$2.76	3/6/2028	-		-
					78,000	(2)	$85,800

(1)	Represents RSUs which vest in equal annual increments over two years on December 13, 2020 and 2021.

(2)	Represents RSUs which vest in equal annual increments over three years on February 28, 2020, 2021, and 2022.

(3)	Represents RSUs of which one-half vested in February 2020 with the remaining one-half vesting in August 2020.

(4)	The amounts in this column are based on the closing stock price of the Company’s common stock on December 31, 2019. These amounts do not reflect the actual amounts that may be realized.

Option Exercise and Stock Vested for Fiscal 2019

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)(1)	($)(2)
Clifford B. Fleet	$-	$-	$100,000	$202,000

(1)	Mr. Fleet was awarded 100,000 restricted stock units on September 9, 2019 that vested immediately.
(2)	The value realized on vesting is based on the closing stock price of the Company’s common stock on September 9, 2019. The amount does not reflect the actual amount that may be realized.

Employment Agreements with Executive Officers

We have entered into employment agreements with each of our NEOs as follows:

Michael J. Zercher. Mr. Zercher entered into an employment agreement with us as of September 9, 2019, which was effective as of June 10, 2019, for an initial term of three years that automatically renews on an annual basis thereafter unless terminated. If Mr. Zercher’s employment is terminated by the Company without Cause or by Mr. Zercher for Good Reason (as such terms are defined in his employment agreement), then Mr. Zercher will be entitled to a severance benefit in the form of a continuation of his then-base salary for twenty-four (24) months from the termination date as long as Mr. Zercher complies with restrictive covenants contained in his employment agreement.

The employment agreement of Mr. Zercher provides that in the event of a change in control (as defined in his employment agreement) of our Company, then during the three (3)-year period following such change in control if certain triggering events occur, such as if he is terminated other than for Cause (as defined in his employment agreement), death or disability, or if his responsibilities are diminished after the change in control as compared to his responsibilities prior to the change in control, or if his base salary or benefits are reduced, or he is required to relocate more than twenty-five (25) miles from his then current place of employment, then in any such events he will have the option, exercisable within ninety (90) days of the occurrence of such an event, to resign his employment with us, in which case he will be entitled to receive: (a) his base salary for twenty-four (24) months thereafter; and (b) the immediate vesting of all options and/or restricted stock grants previously granted or to be granted to him.

The employment agreement of Mr. Zercher also provides that during his employment by us and for a period of two (2) years after he ceases to be employed by us, the following non-compete covenants will apply: (i) he will not (except on behalf of us) provide or offer to provide any goods or services to any entity engaged in the United States in the making, offering, marketing, distributing and/or selling of products made from the tobacco (Nicotiana) plant or the cannabis plant (e.g., Cannabis indica, Cannabis sativa, etc.), and/or providing or offering to provide the same or substantially similar services to any customer or prospective customer, (ii) he will not interfere with our relationships with any customer, prospective customer, researcher, supplier, distributor, farmer and/or manufacturer, and (iii) he will not induce or attempt to induce any persons employed by us to leave their employment with us, nor hire or employ, or attempt to hire or employ, any persons employed by us, nor assist or facilitate in any way any other person or entity in the hiring of any persons employed by us; provided, however, that in recognition of Mr. Zercher’s experience in the tobacco industry as a prior employee of certain large tobacco companies, the employment agreement of Mr. Zercher provides that he may work for another tobacco company on products that are traditional combustible cigarettes and cigars, but which are not the same or substantially similar services of the Company with respect to very low nicotine or very high nicotine tobacco products.

Andrea S. Jentsch. Ms. Jentsch entered into an employment agreement with us as of December 3, 2019, which was effective as of that same date, for an initial term of three years that automatically renews on an annual basis thereafter unless terminated. If Ms. Jentsch’s employment is terminated by the Company without Cause or by Ms. Jentsch for Good Reason (as such terms are defined in her employment agreement), then Ms. Jentsch will be entitled to a severance benefit in the form of a continuation of her then-base salary for twelve (12) months from the termination date as long as Ms. Jentsch complies with restrictive covenants contained in her employment agreement.

The employment agreement of Ms. Jentsch provides that in the event of a change in control (as defined in her employment agreement) of our Company, then during the three (3)-year period following such change in control if certain triggering events occur, such as if she is terminated other than for Cause (as defined in her employment agreement), death or disability, or if her responsibilities are diminished after the change in control as compared to her responsibilities prior to the change in control, or if her base salary or benefits are reduced, or she is required to relocate more than twenty-five (25) miles from her then current place of employment, then in any such events she will have the option, exercisable within ninety (90) days of the occurrence of such an event, to resign her employment with us, in which case she will be entitled to receive: (a) her base salary for twelve (12) months thereafter; and (b) the immediate vesting of all stock options previously granted or to be granted to her.

The employment agreement of Ms. Jentsch also provides that during her employment by us and for a period of one (1) year after she ceases to be employed by us, the following non-compete covenants will apply: (i) she will not (except on behalf of us) provide or offer to provide any goods or services to any entity engaged in the United States in the making, offering, marketing, distributing and/or selling of products made from the tobacco (Nicotiana) plant or the cannabis plant (e.g., Cannabis indica, Cannabis sativa, etc.), and/or providing or offering to provide the same or substantially similar services to any customer or prospective customer, (ii) she will not interfere with our relationships with any customer, prospective customer, researcher, supplier, distributor, farmer and/or manufacturer, and (iii) she will not induce or attempt to induce any persons employed by us to leave their employment with us, nor hire or employ, or attempt to hire or employ, any persons employed by us, nor assist or facilitate in any way any other person or entity in the hiring of any persons employed by us.

Estimated Additional Compensation Triggered by Termination of Employment If Termination on the Last Business Day of 2019

The following table illustrates the additional compensation that we estimate would be payable to each of our NEOs on termination of employment under each of the circumstances described above, assuming the termination occurred on December 31, 2019. The amounts shown are estimates and do not necessarily reflect the actual amounts that these individuals would receive on termination of employment.

Name	Salary Multiple	Salary	Fringe Benefits (1)	Early Vesting of Restricted Stock Units (2)	Early Vesting of Stock Options (3)	Total
Termination by the Company Without Cause or by the Executive for Good Reason
Michael J. Zercher	2x	$700,000	$44,746	$224,400	-	$969,146
Andrea S. Jentsch	1x	$250,000	$14,622	$27,500	-	$292,122

Death or Disability
Michael J. Zercher	n/a	-	-	$224,400	-	$224,400
Andrea S. Jentsch	n/a	-	-	$27,500	-	$27,500

Change of Control with Triggering Event
Michael J. Zercher	2x	$700,000	$44,746	$224,400	-	$969,146
Andrea S. Jentsch	1x	$250,000	$14,622	$27,500	-	$292,122

(1)	Health and dental insurance payments and group-term life insurance and long-term disability insurance payments have been estimated based on current rates for a period or 24 months for Mr. Zercher and 12 months for Ms. Jentsch.

(2)	The dollar amount is calculated based on the closing price of our common stock on December 31, 2019.

(3)	The dollar amount is calculated as the difference between the stock option exercise price versus the closing price of our common stock on December 31, 2019. On December 31, 2019, the exercise price of the outstanding options exceeded the closing price of our common stock.

Equity Plans

Equity Incentive Plan. On October 21, 2010, we established the 2010 Equity Incentive Plan (the “EIP”) for officers, employees, directors, consultants and advisors to the Company and its affiliates, consisting of 4,250,000 shares of common stock reserved for issuance under the EIP. The EIP has a term of ten years and is administered by our Board or a committee to be established by our Board, to determine the various types of incentive awards that may be granted to recipients under this plan, such as stock grants, stock options, stock appreciation rights, performance share awards, restricted stock and restricted stock units, and the number of shares of common stock to underlie each such award under the EIP. There are no additional shares of common stock available for issuance under the EIP.

22nd Century Group, Inc. 2014 Omnibus Incentive Plan. Our Board of Directors adopted, and our stockholders approved at our 2014 annual meeting of stockholders, the 22nd Century Group, Inc. 2014 Omnibus Incentive Plan (the “Plan”). The Plan allows for the granting of equity and cash incentive awards to eligible individuals, including the issuance of shares of our common stock pursuant to awards under the Plan. The approval of the Plan in 2014 included the authorization of 5,000,000 shares of our common stock to underlie awards under the Plan. Our Board of Directors subsequently adopted, and our stockholders approved at our 2017 annual meeting of stockholders, an amendment to the Plan authorizing an additional 5,000,000 shares of our common stock to underlie awards under the Plan. Our Board of Directors later adopted, and our stockholders approved at our 2019 annual meeting of stockholders, a further amendment to the Plan authorizing another 5,000,000 shares of our common stock to underlie awards under the Plan. Awards under the Plan are intended to support the creation of long-term value for our stockholders. We believe the Plan strikes an appropriate balance between rewarding performance and limiting stockholder dilution, while providing our Company with the flexibility to meet changing compensation needs. The Compensation Committee of our Board of Directors administers the Plan. The Plan permits the grant of stock options (including incentive stock options), stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, annual cash incentives, long-term cash incentives, dividend equivalent units and other types of stock-based awards.

Compensation Policies and Practices and Risk Management

The Compensation Committee considers, in establishing and reviewing our compensation philosophy and programs, whether such programs encourage unnecessary or excessive risk taking. Base salaries are fixed in amount and consequently the Compensation Committee does not see them as encouraging risk taking. We also provide NEOs with equity awards to help further align their interests with those of our stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk taking since the awards are generally provided at the beginning of an employee’s tenure or at various intervals to award achievements or provide additional incentive to build long-term value and are subject to vesting schedules to help ensure that executives have significant value tied to our long-term corporate success and performance.

The Compensation Committee believes that our compensation philosophy and programs encourage employees to strive to achieve both short- and long-term goals that are important to our success and building stockholder’s value, without promoting unnecessary or excessive risk taking. The Compensation Committee has concluded that our compensation philosophy and practices are not reasonably likely to have a material adverse effect on us.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, no member of the Compensation Committee had a relationship with us that required disclosure under Item 404 of Regulation S-K. During the past fiscal year, none of our executive officers served as a member of the board of directors or Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who served as members of our Board of Directors or our Compensation Committee. None of the members of our Compensation Committee is an officer or employee of our Company, nor have they ever been an officer or employee of our Company

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” contained in this proxy statement with management. Based on our Compensation Committee’s review and discussions with management, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Richard M. Sanders (Chair)

Nora B. Sullivan

Roger D. O’Brien

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our policy is to enter into transactions with related persons on terms that, on the whole, are no less favorable to us than those available from unaffiliated third parties. Our Board of Directors has adopted written policies and procedures regarding related person transaction. For purposes of these policies and procedures:

•	A “related person” means any of our directors, executive officers, nominees for director, holder of 5% or more of our common stock or any of their immediate family members; and
•	A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000 and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors or nominees for director is required to disclose to our Audit Committee certain information relating to related person transactions for review, approval or ratification by our Audit Committee. In making a determination about approval or ratification of a related person transaction, our Audit Committee will consider the information provided regarding the related person transaction and whether consummation of the transaction is believed by the committee to be in our best interests. Our Audit Committee may take into account the effect of a director’s related person transaction on the director’s status as in independent member of our Board of Directors and eligibility to serve on committees of our Board under SEC rules and the listing standards of the NYSE American. Any related person transaction must be disclosed to our full Board of Directors. There were no related party transactions in 2019 and 2018.

PROPOSAL NO. 2
ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

We are asking stockholders to approve an advisory resolution on the Company's 2019 executive compensation as reported in this proxy statement.

We urge stockholders to read the "Executive Compensation" section beginning on page 14 of this proxy statement, as well as the Compensation Discussion and Analysis, the Summary Compensation Table and other related compensation tables and narrative in this proxy statement, which provide detailed information on the compensation of our NEOs.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution:

RESOLVED, that the stockholders of 22nd Century Group, Inc. (the “Company”) approve, on an advisory basis, the 2019 compensation of the Company's named executive officers disclosed in the Executive Compensation section and the related compensation tables, notes and narrative in the Proxy Statement for the Company's 2020 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Our Board of Directors recommends a vote FOR the approval of the advisory resolution on executive compensation.

PROPOSAL NO. 3
THE RATIFICATION OF THE APPOINTMENT OF FREED MAXICK CPAs, P.C. AS
THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR
FISCAL YEAR 2020

The Audit Committee has appointed Freed Maxick CPAs, P.C. (“Freed”) as our independent registered certified public accounting firm for the fiscal year 2020 and has further directed that the selection of Freed be submitted to a vote of stockholders at the annual meeting for ratification.

In selecting Freed to be our independent registered public accounting firm for 2020, our Audit Committee considered the results from its review of Freed’s independence, including (i) all relationships between Freed and our Company and any disclosed relationships or services that may impact Freed’s objectivity and independence; (ii) Freed’s performance and qualification as an independent registered public accounting firm; and (iii) the fact that the Freed engagement audit partner is rotated on a regular basis as required by applicable laws and regulations.

Our Audit Committee charter does not require that our stockholders ratify the selection of Freed as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate governance practice. If our stockholders do not ratify the selection, our Audit Committee may reconsider whether to retain Freed, but still may retain the firm. Even if the selection is ratified, our Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Representatives of Freed are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Our Board of Directors recommends a vote FOR the ratification of the appointment of
Freed Maxick CPAs, P.C. as our independent registered certified public accounting firm for the year 2020.
If the appointment is not ratified, our Audit Committee will consider whether it should select another independent registered certified public accounting firm.

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The following table shows the fees billed to us for the audits and other services provided by for the fiscal years ended December 31, 2019 and 2018, respectively.

	2019	2018

Audit fees	$265,000	$196,000
Audit-related fees	1,000
Tax fees	-	-
All other fees	-	-
	$266,000	$196,000

Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of our consolidated annual financial statements and the quarterly reviews of financial statements and for any other services that are normally provided by our independent registered public accountants in connection with our statutory and regulatory filings or engagements.

Audit Related Fees consist of the aggregate fees billed for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and the financial statements of our subsidiaries that were not otherwise included in Audit Fees. The Audit Fees included service rendered in connection with the filing of registration statements during 2019.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee, in accordance with its charter, must pre-approve all non-audit services provided by our independent registered public accountants. The Audit Committee generally pre-approves specified series in the defined categories of audit services, audit related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent registered public accountants or on an individual, explicit case-by-case basis before the independent auditor is engaged to provide each service.

The Audit Committee has considered whether the provision of the services not related to the audit of the financial statements acknowledged in the table above was compatible with maintaining the independence of Freed and is of the opinion that the provision of these services was compatible with maintaining Freed’s independence.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements with management, which has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with management the quality and acceptability of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.

The Audit Committee also reviewed our consolidated financial statements for fiscal 2019 with Freed, our independent public accounting firm for fiscal 2019, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Board of Directors has discussed with Freed the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

The Audit Committee has received the written disclosures and the letter from Freed mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the Board of Directors concerning independence and has discussed with Freed its independence and has considered whether the provision of non-audit services provided by Freed is compatible with maintaining Freed’s independence.

Based on the reviews and discussions referred to above, the Board of Directors recommended that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission. The Board of Directors has selected Freed as our independent auditor for 2020.

This report is submitted by the members of the Audit Committee of the Board of Directors:

Nora B. Sullivan (Chair)
Richard M. Sanders
Roger D. O’Brien

STOCKHOLDER PROPOSALS FOR THE 2021 MEETING

Our amended and restated bylaws provide that, for matters to be properly brought before an annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder.

Stockholder proposals intended for inclusion in our proxy statement relating to the next annual meeting in 2021 must be received by us no later than November 17, 2020. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

Notice to us of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 also will be considered untimely if received at our principal executive offices other than during the time period set forth below and will not be placed on the agenda for the meeting. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our secretary. To be timely, a stockholder’s notice must be delivered to the secretary at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by us.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON MAY 1, 2020

This proxy statement and our 2019 Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC, are available at www.xxiicentury.com/investors/sec-filings . For directions to the annual meeting, please contact the Buffalo Club at 716-886-6400.

OTHER MATTERS

The Board knows of no matter to be brought before the annual meeting other than the matters identified in this proxy statement. However, if any other matter properly comes before the annual meeting or any adjournment of the meeting, it is the intention of the persons named in the proxy solicited by the Board to vote the shares represented by them in accordance with their best judgment.

BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O 22ND CENTURY GROUP, INC. P.O.BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY 0000445901_1 R1.0.1.18 For Withhold For All AllAllExcept The Board of Directors recommends you vote FOR the following: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 000 1. Election of Directors Nominees 01 Clifford B. Fleet02 Roger D. O'Brien The Board of Directors recommends you vote FOR the following proposals: To approve, by non-binding vote, 2019 executive compensation. Ratification of the appointment of Freed Maxick CPAs as the independent registered public accounting firm. ForAgainst Abstain 000 000 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting Yes 0 No 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement, Shareholder Letter is/are available at www.proxyvote.com 22ND CENTURY GROUP, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS MAY 1, 2020 The stockholder(s) hereby appoint(s) Michael Zercher and Andrea Jentsch or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of 22ND CENTURY GROUP, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:30 a.m., Eastern Time on Friday, May 1, 2020, at the Buffalo Club, 388 Delaware Avenue, Buffalo, NY 14202, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3. 0000445901_2 R1.0.1.18 (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side